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                                                                     EXHIBIT 4.2

                                 AMENDMENT NO. 1
                                     TO THE
                         NCI 401(k) PROFIT SHARING PLAN
                           January 1, 2001 Restatement

         THIS AMENDMENT NO. 1, executed this 7th day of March, 2002, and effective the first day of January, 2002 unless specifically provided otherwise in this Amendment No. 1, by NCI Building Systems, Inc., having its principal office in Houston, Texas (hereinafter referred to as the "Company").

                              W I T N E S S E T H:

         WHEREAS, the Company amended and restated the NCI 401(k) Profit Sharing Plan (the "Plan") effective January 1, 2001 except for certain provisions for which another effective date was subsequently provided elsewhere in the terms of the Plan to (i) incorporate the prior amendments to the Plan, (ii) to modify certain provisions for administration purposes and (iii) bring the Plan into compliance with the Internal Revenue Code of 1986, as amended (the "Code") as modified by the Small Business Job Protection Act of 1996, the General Agreement on Tariffs and Trade under the Uruguay Round Agreements Act of 1994, the Taxpayer Relief Act of 1997, the Internal Revenue Service Restructuring and Reform Act of 1998, and the Community Renewal Tax Relief Act of 2000, as well as all applicable rules, regulations and administrative pronouncements enacted, promulgated or issued since the date the Plan was last restated;

         WHEREAS, the Economic Growth and Tax Relief Reconciliation Act of 2001 ("EGTRRA") was signed into law on June 7, 2001, many provisions of which commence to apply to the Plan effective January 1, 2002;

         WHEREAS, the Company desires to adopt this Amendment No. 1 effective as of January 1, 2002, unless specifically otherwise in this Amendment No. 1, to
(i) reflect certain provisions of EGTRRA, (ii) constitute good faith compliance with the requirements of EGTRRA, (iii) increase the percentage limitation on tax-deferred contributions for non-highly compensated employees, (iv) eliminate certain restrictions on participants' rights to direct the investment of Company stock held by the Plan and (v) add provisions regarding the adjustment of the Company's quarterly Matching Contribution for the last calendar quarter of each year to take into account participants' tax deferred contributions for the entire calendar year; and

         WHEREAS, this Amendment No. 1, with respect to the Addendum to the Plan added under paragraph 1 below; (i) is to be construed in accordance with EGTRRA and the guidance issued thereunder and (ii) shall supersede the provisions of the Plan to the extent those provisions are inconsistent with the provisions of this Amendment No. 1;

         NOW, THEREFORE, in consideration of the premises and the covenants herein contained, the Company hereby adopts the following Amendment No. 1 to the
Plan:

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1.       The Plan is hereby amended by adding the attached Addendum to the Plan relating to the provisions of EGTRRA, effective as set forth therein.

                                    Addendum
                                     to the
                         NCI 401(k) Profit Sharing Plan

         This Addendum forms a part of Amendment No. 1 to the Plan and relates to the provisions of the Economic Growth and Tax Relief Reconciliation Act of 2001.

SECTION I (Plan Section 1.1). INCREASE IN COMPENSATION LIMIT

The Compensation of each Participant taken into account in determining allocations for any Plan Year beginning after December 31, 2001, shall not exceed $200,000, as adjusted for cost-of-living increases in accordance with
Section 401(a)(17)(B) of the Code. Compensation means Compensation during the Plan Year or such other consecutive 12-month period over which Compensation is otherwise determined under the Plan (the determination period). The cost-of-living adjustment in effect for a calendar year applies to Compensation for the determination period that begins with or within such calendar year.

SECTION II (Plan Article V). ROLLOVERS FROM OTHER PLANS

Effective January 1, 2002, the Plan will accept Participant Rollover Contributions and/or direct rollovers of distributions made after December 31, 2001, as set forth below. The Plan will accept a direct rollover of an eligible rollover distribution from (i) a qualified plan described in Section 401(a) or 403(a) of the Code, including after-tax employee contributions, (ii) an annuity contract described in Section 403(b) of the Code, excluding after-tax employee contributions, (iii) a traditional Individual Retirement Account ("IRA") as described in section 408(d)(3) of the Code, excluding after-tax contributions, and (iv) an eligible plan under Section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state. The Plan will accept a Participant contribution of an eligible rollover distribution from (i) a qualified plan described in Section 401(a) or 403(a) of the Code, (ii) an annuity contract described in Section 403(b) of the Code, (iii) a traditional Individual Retirement Account ("IRA") as described in section 408(d)(3) of the Code, excluding after-tax contributions, and (iv) an eligible plan under Section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state.

SECTION III (Plan Section 6.11). VESTING OF EMPLOYER MATCHING CONTRIBUTIONS

1. Applicability. This Section shall apply to participants with accrued benefits derived from Employer Matching Contributions who complete an Hour of Service under the Plan in a Plan Year beginning after December 31, 2001.

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2.       Vesting Schedule for Employer Matching Contributions.

         A participants accrued benefit derived from employer matching contributions shall vest according to the following schedule:

        YEARS OF VESTING SERVICE                VESTED INTEREST
less than one                                          0%
one, but less than two                                10%
two, but less than three                              20%
three, but less than four                             40%
four, but less than five                              60%
five, but less than six                               80%
six or more                                          100%

SECTION IV (Plan Section 7.2). TAX-DEFERRED CONTRIBUTIONS -- CONTRIBUTION LIMITATION

No Participant shall be permitted to have elective deferrals made under this Plan, or any other qualified plan maintained by the Employer during any taxable year, in excess of the dollar limitation contained in Section 402(g) of the Code in effect for such taxable year, except to the extent permitted under Section X of this Amendment No. 1 and Section 414(v) of the Code, if applicable.

SECTION V (Plan Section 7.10). REPEAL OF MULTIPLE USE TEST

The multiple use test described in Treasury Regulation Section 1.401(m)-2 and
Section 7.10 of the Plan shall not apply for Plan Years beginning after December 31, 2001.

SECTION VI (Plan Section 7.13). LIMITATIONS ON CONTRIBUTIONS

1. Effective date. This section shall be effective for "limitation years" beginning after December 31, 2001.

2. Maximum annual addition. Except to the extent permitted under Section X of this Amendment No. 1 and Section 414(v) of the Code, if applicable, the "annual addition" that may be contributed or allocated to a Participant's Account under the Plan for any "limitation year" shall not exceed the lesser of:

         (a)      $40,000, as adjusted for increases in the cost-of-living under
                  Section 415(d) of the Code, or

         (b) 100 percent of the Participant's compensation, within the meaning of Section 415(c)(3) of the Code, for the "limitation year".

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The annual compensation limit referred to in (b) shall not apply to any contribution for medical benefits after separation from service (within the meaning of Section 401(h) or Section 419A(f)(2) of the Code) which is otherwise treated as an "annual addition".

SECTION VII (Plan Section 13.6(c)). SUSPENSION PERIOD FOLLOWING HARDSHIP DISTRIBUTION

A Participant who receives a distribution of Tax-Deferred Contributions after December 31, 2001 on account of hardship shall be prohibited from making "elective deferrals" and "employee contributions", as defined in Article VII, under this and all other plans of the Employer or Related Company for 6 months after receipt of the distribution. A participant who receives a distribution of elective deferrals in calendar year 2001 on account of hardship shall be prohibited from making elective deferrals and employee contributions under this and all other plans of the Employer or Related Company for the period specified in Section 13.6(c) of the Plan that was in effect prior to this Amendment.

SECTION VIII (Plan Section 15.4). ROLLOVERS DISREGARDED IN INVOLUNTARY CASHOUTS

Effective for distributions made after December 31, 2001, for purposes of
Section 15.4 of the Plan, the value of a Participant's nonforfeitable Account balance shall be determined without regard to that portion of the Account balance that is attributable to Rollover Contributions (and earnings allocable thereto) within the meaning of Sections 402(c), 403(a)(4), 403(b)(8), 408(d)(3)(A)(ii), and 457(e)(16) of the Code. If the value of the Participant's nonforfeitable Account balance as so determined is $5,000 or less, the Plan shall immediately distribute the Participant's entire nonforfeitable Account balance. This provision shall apply with respect to Participants who separated from service after December 31, 2001.

SECTION IX (Plan Section 16.3). DIRECT ROLLOVERS OF PLAN DISTRIBUTIONS

1. Effective date. This section shall apply to distributions made after December 31, 2001.

2. Modification of definition of "eligible retirement plan". For purposes of the direct rollover provisions in Section 16.3 of the Plan, an "eligible retirement plan" shall also mean an annuity contract described in Section 403(b) of the Code and an eligible plan under Section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan. The definition of "eligible retirement plan" shall also apply in the case of a distribution to a surviving spouse, or to a spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in
Section 414(p) of the Code.

3. Modification of definition of "eligible rollover distribution" to exclude hardship distributions. For purposes of the direct rollover provisions in Section 16.3 of the Plan, any

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amount that is distributed on account of hardship shall not be an "eligible rollover distribution" and the distributees may not elect to have any portion of such a distribution paid directly to an "eligible retirement plan".

4. Modification of definition of "eligible rollover distribution" to include after-tax employee contributions. For purposes of the direct rollover provisions in Section 16.3 of the Plan, a portion of a distribution shall not fail to be an "eligible rollover distribution" merely because the portion consists of after-tax employee contributions which are not includible in gross income. However, such portion may be transferred only to an individual retirement account or annuity described in Section 408(a) or (b) of the Code, or to a qualified defined contribution plan described in Section 401(a) or 403(a) of the Code that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible.

SECTION XI (Plan Article XXII). MODIFICATION OF TOP-HEAVY RULES

1. Effective date. This section shall apply for purposes of determining whether the Plan is a Top-Heavy Plan under Section 416(g) of the Code for Plan Years beginning after December 31, 2001, and whether the Plan satisfies the minimum benefits requirements of Section 416(c) of the Code for such Plan Years. This Section amends Article XXII of the Plan.

2.       Determination of top-heavy status.

2.1. Key employee. "Key employee" means any Employee or former Employee (including any deceased Employee) who at any time during the Plan Year that includes the determination date was an officer of the Employer having annual compensation greater than $130,000 (as adjusted under Section 416(i)(1) of the Code for Years beginning after December 31, 2002), a 5-percent owner of the Employer, or a 1-percent owner of the Employer having annual compensation of more than $150,000. For this purpose, "annual compensation" means compensation within the meaning of Section 415(c)(3) of the Code. The determination of who is a key employee will be made in accordance with Section 416(i)(1) of the Code and the applicable regulations and other guidance of general applicability issued thereunder.

2.2. Determination of present values and amounts. This Section 2.2 shall apply for purposes of determining the present values of accrued benefits and the amounts of Account balances of Employees as of the determination date.

2.2.1. Distributions during Plan Year ending on the determination date. The present values of accrued benefits and the amounts of Account balances of an Employee as of the determination date shall be increased by the distributions made with respect to the Employee under the Plan and any plan aggregated with the Plan under Section 416(g)(2) of the Code during the 1-year period ending on the determination date. The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the Plan under Section 416(g)(2)(A)(i) of the Code. In the case of a distribution made for a reason other than separation from service, death, or disability, this provision shall be applied by substituting "5-year period" for "1-year period."

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2.2.2.   Employees not performing services during Plan Year ending on the determination date. The accrued benefits and Account of any individual who has not performed services for the Employer during the 1-year period ending on the determination date shall not be taken into account.

3.       Minimum benefits.

3.1. Matching Contributions. Employer Matching Contributions shall be taken into account for purposes of satisfying the minimum contribution requirements of
Section 416(c)(2) of the Code and the Plan. The preceding sentence shall apply with respect to Matching Contributions under the Plan. Employer Matching Contributions that are used to satisfy the minimum contribution requirements shall be treated as Matching Contributions for purposes of the actual contribution percentage test and other requirements of Section 401(m) of the Code.

SECTION X CATCH-UP CONTRIBUTIONS

Effective for contributions after January 1, 2001, all Employees who are eligible to make Tax-Deferred Contributions under this Plan and who have attained age 50 before the close of the Plan Year shall be eligible to make catch-up contributions in accordance with, and subject to the limitations of,
Section 414(v) of the Code. Such catch-up contributions shall not be taken into account for purposes of the provisions of the Plan implementing the required limitations of Sections 402(g) and 415 of the Code. The Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of Section 401(k)(3), 401(k)(11), 401(k)(12), 410(b), or 416 of the
Code, as applicable, by reason of the making of such catch-up contributions.

2. Section 4.2 of the Plan hereby is amended, effective for the Plan Years beginning on and after January 1, 2002, by restating the first sentence thereof in its entirety to read as follows:

         The amount of Tax-Deferred Contributions to be made to the Plan on behalf of an Eligible Employee by his Employer shall be an integral percentage of his Compensation (i) if the Eligible Employee is not a Highly Compensated Employee for the Plan Year, of not less than one percent nor more than 50 percent or (ii) if the Eligible Employee is a Highly Compensated Employee for the Plan Year, of not less than one percent nor more than six percent.

3. Section 6.4 of the Plan hereby is amended, effective January 1, 2001, by adding a new sentence to the end thereof to read as follows:

         Notwithstanding any provision of this Section 6.4 to the contrary, the Regular Matching Contribution made by each Employer for the last calendar quarter of each calendar year shall be adjusted as necessary to take into account Participants' Tax-Deferred Contributions made for the relevant calendar year up to six percent of each Participant's Compensation (based on Compensation after the Participant became an Eligible Employee) to the extent such Tax-Deferred Contributions were not taken into account for a prior calendar quarter during such year

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because the Participant's rate of Tax-Deferred Contributions for any calendar quarter during the year was more or less than six percent of the Participant's Compensation.

4. Section 10.3 of the Plan hereby is amended, effective March 18, 2002, by restating the first sentence thereof in its entirety to read as follows:

         Subject to any restrictions or limitations applicable to a particular Investment Fund, a Participant may elect to transfer investments from any Investment Fund to any other Investment Fund.

         IN WITNESS WHEREOF, the Company, acting by and through its duly authorized officers, has caused this Amendment No. 1 to be executed as of the day and year first above written.

                                        NCI BUILDING SYSTEMS, INC.

                                        By: /s/ Donnie R. Humphries
                                            ------------------------------------
                                            Donnie R. Humphries, Secretary

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